SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              ____________________


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) July 30, 1996



                             EZ COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


         Virginia                      0-16265                   54-0829355
(State or other jurisdiction of      (Commission              (I.R.S. Employer
incorporation or organization)      File Number)             Identification No.)

    10800 Main Street
    Fairfax, Virginia                                               22030
(Address of principal executive offices)                         (Zip code)


                                 (703) 591-1000
              (Registrant's telephone number, including area code)

Item 2.(a)

     On July 30, 1996, Professional Broadcasting, Inc. ("PBI"), a wholly-owned subsidiary of the Registrant, acquired by purchase substantially all of the assets of radio stations KEZK-FM and KFNS-AM serving St. Louis, Missouri, from Par Broadcasting Company, Inc. ("Par"). Par, a California corporation, is not an affiliate of the Registrant.

     The assets acquired consist of items of broadcasting and technical equipment utilized in the transmission of radio broadcast signals, Federal Communications Commission licenses and other items of real and personal property associated with the continuing operations of the broadcast facilities.

     PBI paid cash consideration in the amount of $48,000,000 to Par at closing for the acquired broadcasting assets. The purchase price was based upon an arms length negotiation considering the potential cash flow generated by the acquisition and consideration of the market in which the stations were located, the registrant's existing stations in that market, management, personnel, and the overall operation of the facilities as a going concern.

     The funds utilized in completing this acquisition were provided by proceeds from the Registrant's senior lending facility with The Chase Manhattan Bank, NA, individually and as an agent for other banks (the "Credit Facility").

Item 2.(b)

     The assets acquired by PBI were utilized by KEZK-FM and KFNS-AM for the purposes of radio broadcasting. The Registrant intends to continue such use.

Item 7.   Financial Statements and Exhibits

         (a)  Financial Statements of KEZK-FM and KFNS-AM.
              Unaudited
              ---------
              -  Condensed Balance Sheet as of June 30, 1996
              - Condensed Statement of Operations for the six months ended June 30, 1996
              - Condensed Statement of Cash Flows for the six months ended June 30, 1996
              -  Notes to Condensed Financial Statements
              Audited
              -------
              -  Report of Independent Auditors
              - Statement of Assets, Liabilities and Partners' Capital as of December 31, 1995 and 1994
              - Statement of Income and Expenses for the year ended December 31, 1995 and 1994
              - Statement of Cash Flows for the year ended December 31, 1995 and 1994
              -  Notes to Financial Statements

         (b)  Pro Forma Financial Information (Unaudited)

              -  Pro Forma Condensed Consolidated Balance Sheet as of June 30,
                 1996
              - Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1995
              - Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 1996
              -  Notes to Pro Forma Financial Statements


         (c)   Exhibits

Exhibit
Number                             Exhibit Title
- - ------                             -------------

10.47     --   Asset Purchase Agreement, dated as of April 5, 1996, by and among
               Par Broadcasting Company, Inc. and PBI, relating to KEZK-FM and
               KFNS-AM, St. Louis (KEZK purchase)(16)

10.48     --   Time Brokerage Agreement, dated as April 5, 1996, by and between
               PBI and Par Broadcasting Company, Inc., relating to KEZK-FM and
               KFNS-AM, St. Louis (KEZK TBA)(16)
__________
(16) Incorporated by reference to similarly numbered exhibit in the Company's Form 10-Q for the quarterly period ended March 31, 1996 (File No. 0-16265) originally filed with the Securities and Exchange Commission on May 15, 1996.

                         Par Broadcasting Company, Inc.
                             CONDENSED BALANCE SHEET


                                                                 June 30,
                                                                   1996
                                                                   ----
 ASSETS                                                        (unaudited)
 Current assets
  Cash                                                            $201,737
  Accounts receivable, less allowance of $8,612                  1,712,468
  Trade receivables - barter                                       149,147
  Prepaids and other current assets                                343,715
                                                             -------------
                                   Total current assets          2,407,067

 Property and equipment, at cost                                 1,426,480
  Less accumulated depreciation                                    627,843
                                                             -------------

                                                                   798,637

 Intangible assets, at cost                                     14,359,405
  Less accumulated amortization                                  2,804,697
                                                             -------------
                                                                11,554,708


                                           Total assets        $14,760,412
                                                             =============
- - ---------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Accounts payable                                                  $53,092
 Other accrued expenses                                            474,718
                                                             -------------
                              Total current liabilities            527,810

Intercompany payable to affiliate                               13,669,142

Stockholders' equity
 Common stock                                                       38,000
 Retained earnings                                                 525,460
                                                             -------------
                                                                   563,460
                                                             -------------


                                                               $14,760,412
                                                             =============


 See notes to condensed financial statements

                         Par Broadcasting Company, Inc.
                        CONDENSED STATEMENT OF OPERATIONS
                                 (in thousands)
                                                               Six months ended
                                                                 June 30, 1996
                                                                 -------------
                                                                  (unaudited)
 Revenue
  Gross broadcasting revenue                                       $2,079,297
  Less: agency commissions                                            284,284
                                                                -------------
  Net broadcasting revenue                                          1,795,013
 Broadcasting expenses                                              1,099,696
                                                                -------------
                           Station operating income before
                            depreciation and amortization             695,317
 Depreciation and amortization                                        306,608
                                                                -------------
                                      Operating income                388,709
 Other income (expenses)
  Interest expense                                                   (408,643)
  Other income (expenses), net                                         21,586
                                                                -------------

                                            Net income                 $1,652
                                                                =============

 See notes to condensed financial statements

                         Par Broadcasting Company, Inc.
                        CONDENSED STATEMENT OF CASH FLOWS
                                 (in thousands)
                                                               Six months ended
                                                                June 30, 1996
                                                                -------------
                                                                  (unaudited)
 Operating activities
   Net income                                                         $1,652
   Adjustments to reconcile net income to net cash provided
 by
    operating activities:
     Depreciation and amortization                                   306,608
     Other charges not affecting cash                                 20,971
     Net changes in operating assets and liabilities                 268,452
                                                                ------------
                  Net cash provided by operating activities          597,683
 Investing activities
  Purchases of property and equipment                                (10,853)
                                                                ------------
                      Net cash used in investing activities          (10,853)
 Financing activities
  Decrease in intercompany payable to affiliate                     (915,276)
                                                                ------------
                      Net cash used in financing activities         (915,276)
                                                                ------------

                                           Decrease in cash         (328,446)
                                Cash at beginning of period          530,183
                                                                ------------
                                      Cash at end of period         $201,737
                                                                ============
 See notes to condensed financial statements

                         Par Broadcasting Company, Inc.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  June 30, 1996
                                   (UNAUDITED)

1.  Basis of Presentation

     The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996. For further information, refer to the audited financial statements and footnotes thereto.


2.  Description of Business

     In October 1995, Par Broadcasting Company, Inc. ("Par") entered into an agreement to acquire all of the radio station assets, excluding cash balances, of the broadcast subsidiaries (including stations KEZK-FM and KFNS-AM) of Compass Radio Group, Inc. The transfer of the broadcast licenses to Par was effective April 1996.


3.  Subsequent Events

     In April 1996, Par entered into an agreement to sell substantially all of the fixed and intangible assets of stations KEZK-FM and KFNS-AM to Professional Broadcasting, Incorporated ("PBI"), a wholly-owned subsidiary of EZ Communications, Inc. ("EZ"), for $48,000,000, subject to certain regulatory approval and certain other conditions. At the same time, PBI began programming and marketing KEZK-FM and KFNS-AM pursuant to a time brokerage agreement. The sale was consummated in July 1996. The station's accounts receivable and certain other assets did not convey as part of the purchase.

                                                   AUDITED FINANCIAL STATEMENTS


                                               COMPASS RADIO OF ST. LOUIS, INC.


                                         Years ended December 31, 1995 and 1994
                                            with Report of Independent Auditors

                        Compass Radio of St. Louis, Inc.


                          Audited Financial Statements


                     Years ended December 31, 1995 and 1994



                                    CONTENTS

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . 1

Audited Financial Statements

Statements of Assets, Liabilities and Stockholders' Equity  . . . . . . . . 2-3
Statements of Income and Expenses . . . . . . . . . . . . . . . . . . . . . . 4
Statements of Cash Flows  . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . 6-9

                         Report of Independent Auditors

Board of Directors
EZ Communications, Inc.

We have audited the accompanying statements of assets, liabilities and stockholders' equity of Compass Radio of St. Louis, Inc. as of December 31, 1995 and 1994, and the related statements of income and expenses and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Compass Radio of St. Louis, Inc. at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



June 12, 1996

                        COMPASS RADIO OF ST. LOUIS, INC.


           Statements of Assets, Liabilities and Stockholders, Equity

                                                 December 31,   December 31,
                                                     1995           1994
                                                 ------------   ------------

  ASSETS
  Current Assets:

    Cash                                           $  530,183      $  203,395
  Accounts receivable, less allowance
    of $21,869 and $53,377 at December 31,1994
    and 1995, respectively                          2,321,489       2,238,635

  Trade receivables - barter                           65,023          68,060

  Prepaid and other current assets                    165,256          72,901
                                                  -----------     -----------

    Total current assets                            3,081,951       2,582,991


  Property and equipment

    Land                                              181,000         181,000
    Broadcast and computer equipment                  972,292         942,555


    Furniture, fixtures and vehicles                  226,325         210,000

    Leasehold improvements                             36,010           4,000
                                                  -----------     -----------
                                                    1,415,627       1,328,555

    Less accumulated depreciation                     567,600         334,155
                                                  -----------      ----------

                                                      848,027         994,400
  Intangible assets:

    FCC license                                    14,133,170      14,133,170

    Other                                             226,235         226,235
                                                 ------------    ------------
                                                   14,359,405      14,359,405

    Less accumulated amortization                   2,558,333       1,572,873
                                                 ------------    ------------

                                                   11,801,072      12,786,532
  Total assets                                    $15,731,050     $16,363,923
                                                 ============    ============



See accompanying notes.

                        Compass Radio of St. Louis, Inc.


                                                 December 31,   December 31,
                                                     1995           1994
                                                 ------------   ------------

  LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:

    Accounts Payable                              $   198,770     $   289,849
    Other accrued expenses                            262,877         389,786

    Deferred income                                   123,177          86,549
                                                  -----------     -----------

     Total current liabilities                        584,824         766,184
                                                  -----------     -----------

  Intercompany payable to affiliate                14,584,418      15,694,587
                                                  -----------     -----------
  Total liabilities                                15,169,242      16,460,771



  Stockholders' equity
    Common Stock, $38 par value,
      1,000 shares issued,
        authorized and outstanding                     38,000          38,000

    Accumulated earnings (deficit)                    523,808       (134,848)
                                                  -----------    ------------

     Total stockholders' equity (deficit)             561,808        (96,848)
                                                  -----------    ------------
  Total liabilities and stockholders' equity      $15,731,050     $16,363,923
                                                  ===========     ===========


See accompanying notes.

                        Compass Radio of St. Louis, Inc.

                       Statements of Income and Expenses

                                                  Year ended     Year ended
                                                 December 31,   December 31,
                                                    1995            1995
                                                ------------    ------------

   Revenue:

     Gross broadcasting revenue                  $ 10,461,416    $ 8,776,249

     Less agency commissions                        2,464,381      2,097,592
                                                 ------------   ------------
       Net broadcasting revenue                     7,997,035      6,678,657



   Broadcasting expenses:
     Program expenses                               1,686,393      1,401,434

     Selling expenses                                 636,811        620,073

     Technical expenses                               256,200        226,622
     Promotional expenses                             605,360        528,401

     General and administrative expenses              943,030        855,853
                                                 ------------   ------------

       Total broadcasting expenses                  4,127,794      3,632,383
                                                 ------------   ------------


   Station operating income before corporate
     expenses, depreciation and amortization        3,869,241      3,046,274


   Depreciation and amortization                    1,218,903      1,198,800
                                                 ------------   ------------
     Operating income                               2,650,338      1,847,474

   Other (expenses) income:

     Interest expense                             (1,603,825)    (1,496,273)

     Other income                                      18,408          5,042
                                                -------------  -------------
   Income before income taxes                      $1,064,921       $356,243

   Provision for income taxes                       (406,266)      (136,043)
                                                -------------  -------------

   Net income                                        $658,655       $220,200
                                                =============  =============


See accompanying notes.

                        Compass Radio of St. Louis, Inc.

                            Statements of Cash Flows

                                                    Year ended     Year ended
                                                   December 31,   December 31,
                                                       1995           1994
                                                   ------------   ------------


 OPERATING ACTIVITIES

 Net income                                           $  658,655    $  220,200
 Adjustments to reconcile net income to net cash
   provided by operating activities:

     Depreciation and amortization                     1,218,903     1,198,800

     Bad debt expense                                    138,732       116,105
     Changes in operating assets and
       liabilities:

      Increase in accounts and trade receivables       (111,325)     (950,296)

      Increase in prepaid and other current             (92,355)      (33,562)
        assets
      (Decrease) increase in accounts payable          (181,360)       137,722
                                                     -----------   -----------
         and other accrued expenses

 Net cash provided by operating activities            1,631,250        688,969


 INVESTING ACTIVITIES

 Purchases of property and equipment                    (87,072)      (98,563)
                                                     -----------   -----------

 Net cash used in investing activities                  (87,072)     (98,563)


 FINANCING ACTIVITIES

 Payments made on intercompany payable to            (1,217,390)     (476,828)
                                                     -----------   -----------
   affiliate

 Net cash used in financing activities               (1,217,390)     (476,828)
                                                     -----------   -----------
 Increase in cash                                        326,788       113,578

 Cash at beginning of year                               203,395        89,817
                                                     -----------   -----------

 Cash at end of year                                   $ 530,183     $ 203,395
                                                     ===========   ===========


See accompanying notes.

                        Compass Radio of St. Louis, Inc.

                          Notes to Financial Statements



1.   ORGANIZATION

Compass Radio of St. Louis Inc. (the Company or "Compass"), owns and operates radio station KEZK-FM and KFNS-AM located in St. Louis, Missouri. The Company is a wholly-owned subsidiary of Compass Radio Group, Inc. ("CRGI").

The Company maintains its accounting records and prepares its financial statements in conformity with generally accepted accounting principles. Financial statements prepared on this basis require the use of management's estimates.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

Revenue from the sale of air time is recognized at the time the program or advertisement is broadcast. Agency commissions are deducted from gross revenue, reflecting the net amount due to the station.

ADVERTISING EXPENSES

The Company expenses advertising costs as they are incurred.

PROPERTY AND EQUIPMENT

Property and equipment are stated on the basis of cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, ranging from five to fifteen years for broadcast and computer equipment, furniture, fixtures and improvements, and four years for vehicles. Expenditures for maintenance and repairs are charged to operations as incurred.

CASH AND CASH EQUIVALENTS

For financial reporting purposes, the Company considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents.

                        Compass Radio of St. Louis, Inc.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTANGIBLE ASSETS

Intangible assets are stated on the basis of cost and are amortized using the straight-line method. Broadcast licenses are amortized over ten years, and other assets are amortized over five years. The periods of amortization and the carrying value of intangible assets are evaluated annually to determine whether circumstances warrant their revision.

TRADE RECEIVABLES AND DEFERRED INCOME

In the course of business, the Company trades air time for goods and services used principally for promotional sales and other business activities. These transactions are recorded at the estimated fair value of the merchandise or services received. Revenue from barter transactions is recognized as income when advertisements are broadcast, and merchandise or services are charged to expenses when used.

3.   RELATED PARTY TRANSACTIONS

At December 31, 1995 and 1994, the Company had the following intercompany balances due to/(from) its affiliates:

                                                    1995            1994
                                                    ----            ----

Intercompany receivable - affiliates             $( 4,708,043)   $( 2,427,987)
Intercompany payable - line-of-credit                 306,524         334,224
Intercompany payable - long term debt              18,443,629      17,652,307
Intercompany payable - income tax (Note 4)            542,308         136,043
                                                 ------------    ------------
  TOTAL                                          $ 14,584,418    $ 15,694,587
                                                 ============    ============

The intercompany receivable represents amounts owed to Compass from affiliated radio stations. There are no terms of settlement associated with this intercompany account.

The intercompany payable - long term debt represents principal and accrued interest related to the Company's pro-rata share of a larger note which is held by its parent, CRGI. Pursuant to the terms of the note, the lenders maintain a first security interest on all the assets and stock of CRGI and its affiliates (including Compass). CRGI and its affiliated stations began making interest payments on the note in 1994. Principal and unpaid interest are due in full in June, 1998.

Compass, on behalf of its parent, paid approximately $813,000 and $207,000 of interest related to the long-term note for the years ended December 31, 1995 and 1994, respectively.

                        Compass Radio of St. Louis, Inc.

4.   INCOME TAXES

The Company accounts for income taxes pursuant to the provision of Statement of Financial Standards No. 109.

The Company's income tax returns are filed as part of its parent corporation's consolidated group. Accordingly, the Company's current payable and deferred tax liability are reflected as part of the intercompany payable to affiliates.

The Company's significant temporary differences relate to accelerated tax depreciation and non-recognition of certain book accruals. The primary difference between the Company's tax at statutory rates and the tax expenses recorded for financial statement purposes relates to the reduced tax deductibility of certain meals and entertainment expenses.

5.   COMMITMENTS

Compass leases certain office, storage and parking space which includes escalation clauses based on the cost of living index and reimbursement clauses for the tenant's pro-rata share of real estate taxes and operating expenses. The operating leases include renewal provisions which may be exercised at the option of the station.

Future minimum payments under the operating lease at December 31, 1995 are approximately as follows:

               1996                          $  182,090
               1997                             188,366
               1998                             191,745
               1999                             190,744
               2000                             149,106
               Thereafter                       157,338
                                             ----------
                                             $1,059,389
                                             ==========


Rent expense for 1995 and 1994 totaled approximately $173,000 and $129,000 respectively.

                        Compass Radio of St. Louis, Inc.

6.   SUBSEQUENT EVENTS

In October 1995, CRGI entered into an asset purchase agreement to sell the radio station assets, excluding cash balances, of its broadcast subsidiaries (including Compass) to Par Broadcasting, Inc. ("Par") for $68 million.

In April 1996, Professional Broadcasting Inc., a wholly-owned subsidiary of EZ Communications, Inc. ("EZ"), entered into an agreement with Par to acquire substantially all of the assets of Compass for $48 million, subject to certain regulatory approvals and other conditions. The sale is expected to be consummated in August, 1996. Simultaneously, EZ began programming and marketing KEZK-FM and KFNS-AM pursuant to a local marketing agreement.

                             EZ COMMUNICATIONS, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited condensed consolidated pro forma financial statements set forth the pro forma results of operations and financial condition for the purchase of substantially all of the fixed and intangible assets of radio stations KEZK-FM and KFNS-AM serving St. Louis, Missouri from Par Broadcasting Company, Inc. on July 30, 1996 (the "St. Louis Acquisition"), under the purchase method of accounting. The following unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if the foregoing had occurred on June 30, 1996. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1995 and the six months ended June 30, 1996 give effect to (i) the St. Louis Acquisition and (ii) the Company's issuance of $150,000,000 of its 9 3/4% Senior Subordinated Notes due 2005 (the "Notes") which closed in November, 1995, as if the foregoing had occurred at the beginning of the periods presented.

These unaudited pro forma condensed consolidated financial statements may not be indicative of the results that actually would have occurred if the transactions described above had been completed as of the dates indicated above or that may be attained in the future. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Compass Radio of St. Louis, Inc. and related notes thereto included elsewhere herein or delivered with this Form 8-K, the Company's audited consolidated financial statements and notes thereto and the Annual Report on Form 10-K for the year ended December 31, 1995 and the Company's Form 10-Q for the six months ended June 30, 1996.

            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                 June 30, 1996
                             (dollars in thousands)





                                                              Pro Forma Adjustments             Company
                                                              -----------------------------
                                                                      For the                  Pro Forma
                                                     As              St. Louis                 Condensed
                                                  Reported          Acquisition              Consolidated
                                                  --------          -----------              ------------
ASSETS
  Cash                                                 $2,676                    ($250) (1)           $2,426
  Accounts receivable, net                             21,103                                        $21,103
  Other current assets                                  9,401                   (2,750) (1)            6,651
                                               --------------------------------------------------------------
                          Total current assets         33,180                   (3,000)               30,180

  Property, plant & equipment                          45,465                    2,169  (1)           47,634
       Less accumulated depreciation                  (20,570)                                       (20,570)
                                               --------------------------------------------------------------
                                                       24,895                    2,169                27,064
  Intangible assets                                   189,071                   45,831  (1)          234,902
       Less accumulated amortization                  (17,003)                                       (17,003)
                                               --------------------------------------------------------------
                                                      172,068                   45,831               217,899
  Other assets                                          6,695                                          6,695
                                               --------------------------------------------------------------
                                  Total assets       $236,838                  $45,000              $281,838
                                               ==============================================================

Liabilities & Shareholders' Equity
  Current liabilities                                  $9,540                                         $9,540
   Long-term debt:
     Credit Facility                                   15,500                  $45,000  (1)           60,500
     Kansas City Note Payable                          13,000                                         13,000
     Senior Subordinated Notes                        148,887                                        148,887
                                               --------------------------------------------------------------
        Total long-term debt                          177,387                   45,000               222,387
  Other liabilities                                     7,896                                          7,896
                                               --------------------------------------------------------------
                             Total liabilities        194,823                   45,000               239,823

Shareholders' equity                                   42,015                                         42,015
                                               --------------------------------------------------------------
                         Total liabilities and
                          shareholders' equity       $236,838                  $45,000              $281,838
                                               ==============================================================












See accompanying notes to unaudited pro forma condensed consolidated financial statements.

      Unaudited Pro Forma Condensed Consolidated Statements of Operations
                             (dollars in thousands)




                                           FOR THE YEAR ENDED DECEMBER 31, 1995


                                                                     Pro Forma Adjustments
                                                                     -----------------------------------------------
                                                                                                        For the
                                                                                                       Acquisition       Company
                                                                                                      of Stations       Pro Forma
                                                                                For The              KEZK-FM/KFNS-AM    Condensed
                                                            As Reported          Notes                  St. Louis      Consolidated
                                                            -----------          -----                  ---------      ------------

Gross revenue                                                $95,642                                    $10,115 (2)      $105,757
Less: agency commissions                                      11,974                                      1,365 (2)        13,339
                                                 ---------------------------------------------------------------------------------
                                     Net revenue              83,668                                      8,750            92,418

Broadcasting expenses                                         55,652                                      4,841 (2)        60,493
                                                 ---------------------------------------------------------------------------------
                        Station operating income              28,016                                      3,909            31,925
Corporate expenses                                             3,556                                                        3,556
Depreciation and amortization                                  6,757            $458 (4)                  1,363 (2)         8,578
                                                 ---------------------------------------------------------------------------------
                                Operating income              17,703            (458)                     2,546            19,791
Other income (expense)
  Interest expense, net                                      (10,799)         (3,826)(5)                 (1,623)(5)       (16,248)
  Other income and expenses, net                                (685)                                                        (685)
                                                 ---------------------------------------------------------------------------------
Income (loss) before taxes and extraordinary item              6,219          (4,284)                       923             2,858
Federal and state income tax (expense)/ benefit               (2,975)          1,499 (6)                   (323)(6)        (1,799)
                                                 ---------------------------------------------------------------------------------
Income (loss) before extraordinary item                        3,244          (2,785)                       600             1,059
Extraordinary loss, net                                       (1,001)                                                      (1,001)
                                                 ---------------------------------------------------------------------------------
Net income (loss)                                             $2,243         ($2,785)                      $600               $58
                                                 =================================================================================



                                                                  FOR THE SIX MONTHS ENDED JUNE 30, 1996

                                                                     Pro Forma Adjustments
                                                                     -----------------------------------------------
                                                                                                         For the
                                                                                                       Acquisition        Company
                                                                                                       of Stations       Pro Forma
                                                                                                     KEZK-FM/KFNS-AM     Condensed
                                                           As Reported                                  St. Louis      Consolidated
                                                           -----------                                  ---------      ------------

Gross revenue                                                $54,288                                     $2,079 (2)       $56,367
Less: agency commissions                                       6,937                                        284 (2)         7,221
                                                 ---------------------------------------------------------------------------------
                                     Net revenue              47,351                                      1,795            49,146

Broadcasting expenses                                         32,201                                      1,100 (2)        33,301
                                                 ---------------------------------------------------------------------------------
                        Station operating income              15,150                                        695            15,845
Corporate expenses                                             1,826                                                        1,826
Depreciation and amortization                                  4,292                                        682 (2)         4,974
                                                 ---------------------------------------------------------------------------------
                                Operating income               9,032                                         13             9,045
Other income (expense)
  Interest expense, net                                       (9,634)                                    (1,193)(3)       (10,827)
  Other income and expenses, net                                 (41)                                                         (41)
                                                 ---------------------------------------------------------------------------------
Loss before taxes and extraordinary item                        (643)                                    (1,180)           (1,823)
Federal and state income tax (expense)/ benefit                  804                                        413 (6)         1,217
                                                 ---------------------------------------------------------------------------------
Net income (loss)                                               $161                                      ($767)            ($606)
                                                 =================================================================================

                             EZ COMMUNICATIONS, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS


     (1) Adjusted to reflect the acquisition of stations KEZK-FM and KFNS-AM St. Louis as if it had occurred on June 30, 1996. The acquisition will be accounted for using the purchase method of accounting. The Company estimates that the purchase price of approximately $48,000,000 will be allocated as follows (in thousands):

     Broadcast equipment                $  2,169
     Goodwill and broadcast license       45,831
                                          ------
                                         $48,000
                                          ======

The adjustments reflect the funding of the purchase price with approximately $45,000,000 from borrowings under the Company's Senior Credit Facility, $2,750,000 being funded from a previously established escrow deposit and the remainder being provided from cash from operations.

     (2) Adjusted for the May 1996 acquisition of stations KEZK-FM and KFNS-AM St. Louis (the Company began programming and marketing the station effective April 1996 pursuant to the terms of a time brokerage agreement ("TBA")). This adjustment reflects revenue and broadcasting expenses of the acquired station from the beginning of the period presented to the date of the commencement of the TBA and pro forma depreciation and amortization (assuming useful lives of ten years for broadcast equipment and 40 years for goodwill and broadcast licenses), based on the allocated purchase prices of these stations, from the beginning of the period presented to the date of the acquisition.

     (3) Represents additional interest expense of $1,913,000 on increased outstanding debt of $45,000,000 relating to the St. Louis Acquisition assuming an average interest rate of 8.5%.

     (4) Adjusted to reflect the amortization of offering costs of $5,000,000 over the term of the Notes.

     (5) Represents adjustment to increase interest expense associated with the Notes and the St. Louis Acquisition as if both had occurred at the beginning of the period presented. The following table presents a detail of the pro forma interest expense (in thousands):
                                         Year
                                         Ended
                                     December 31,
                                         1995
                                         ----
     Pro forma interest expense
     --------------------------
     For the Notes                     $14,625
     For the St. Louis Acquisition       1,623
     Less: aggregate historical
           interest expense            (10,799)
                                      --------
     Pro forma adjustment             $  5,449
                                      ========

     The pro forma adjustment for the St. Louis Acquisition assumes that excess proceeds of $28,904,125 from the issuance of the Notes were used to finance in part the St. Louis Aquisition. The remaining $19,095,875 of the $48,000,000 purchase price was assumed to be funded from borrowings under the Company's Senior Credit Facility at 8.5%.

     (6)  Assumes an effective tax rate of 35%.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    August 14, 1996                  EZ COMMUNICATIONS, INC.



                                           By: /s/ Ronald H. Peele, Jr.
                                           ------------------------------
                                              Ronald H. Peele, Jr.
                                              Chief Financial Officer and
                                              Chief Accounting Officer

                                  EXHIBIT INDEX


EXHIBIT
  NO.                             DESCRIPTION
- - ------                            -----------

10.47     --   Asset Purchase Agreement, dated as of April 5, 1996, by and among
               Par Broadcasting Company, Inc. and PBI, relating to KEZK-FM and
               KFNS-AM, St. Louis (KEZK purchase)(16)

10.48     --   Time Brokerage Agreement, dated as April 5, 1996, by and between
               PBI and Par Broadcasting Company, Inc., relating to KEZK-FM and
               KFNS-AM, St. Louis (KEZK TBA)(16)
__________
(16) Incorporated by reference to similarly numbered exhibit in the Company's Form 10-Q for the quarterly period ended March 31, 1996 (File No. 0-16265) originally filed with the Securities and Exchange Commission on May 15, 1996.